UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2017

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Wilshire Boulevard, Suite 1275 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 484-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            Effective July 17, 2017, the Board of Directors of ITUS Corporation (the “Company”) appointed Mr. Lewis Titterton to serve on the Company’s Board of Directors until the Company’s next annual meeting of stockholders.

            Lewis H. Titterton, Jr., age 73, served as a director of the Company from August 2010 through August 2016, as the Chairman of the Board of Directors from July 2012 through August 2016, and interim Chief Executive Officer from August 2012 until September 2012.  Mr. Titterton is currently Chairman of the Board of NYMED, Inc., a diversified health services company.  His background is in high technology with an emphasis on health care and he has been with NYMED, Inc. since 1989.  Mr. Titterton founded MedE America, Inc. in 1986 and was Chief Executive Officer of Management and Planning Services, Inc. from 1978 to 1986.  Mr. Titterton also served as one of our Directors from July 1999 to January 2003.  He holds a M.B.A. from the State University of New York at Albany, and a B.A. degree from Cornell University.  Mr. Titterton has been involved with our Company as a director or investor for over twenty years.  Mr. Titterton also has substantial experience with advising on the strategic development of technology companies and over forty years of experience in various aspects of the technology industry.

In connection with Mr. Titterton’s appointment to the Board of Directors, the Company has granted Mr. Titterton options to purchase an aggregate of 6,000 shares of the Company’s common stock with an exercise price of $0.82 based upon the closing sales price of our common stock on the day he was appointed to the Board of Directors.  The options, which were granted under the Company’s 2010 Share Incentive Plan, will vest over the remainder of the calendar year, with one half of the options vesting at the end of each of the two calendar quarters following the grant date.  The full text of the 2010 Share Incentive Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 20, 2010.

            Mr. Titterton has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Titterton and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2017

ITUS CORPORATION

	By:	/s/ Dr. Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer

3